Exhibit 10.48

Guarantee Agreement

                           Number: 41901201100001574

Creditor: Linzhou Branch, Agricultural Bank of China

Guarantor: Henan Shuncheng Group Coal Coke Co., Ltd

         Wang Haiyu

To guarantee the fulfillment of debt under the Principal Agreement of Loan Agreement No. 41101201000001016 by and between the Creditor and Linzhou Hongqiqu Electric Carbon Co. Ltd. (the Debtor)., the Guarantor are willing to provide guaranty to the Creditor for benefit of the creditor’s right under the Principal Agreement. This Agreement is entered by and between the Guarantor and the Creditor in accordance with the relevant laws of the country.

Article 1	Type of principal creditor’s right to be guaranteed and the Amount

The Principal Credit under Principal Agreement is Short-term working capital loan of RMB 30 million.

Article 2	Scope of Guarantee

The Scope of Guaranty covers the capital of loan, interests, default interest, compound interest, penalty damages, legal fees, lawyer's fees and other fees for the Creditor to realize its creditor’s right.

Article 3	Type of Guaranty

The guaranty under this agreement shall be guarantee with joint and several liabilities.  When there are no less than two Guarantors, the Guarantors shall bear joint and several liabilities to the Creditor.

Article 4	Guaranty Period

1.	The guaranty period shall be two years after the date on which deadline for the debtor to complete its debt obligations under the Principal Agreement arrives.

2.
The guaranty period for the acceptance of bank acceptance bill and L/C issuance finance or that under the letter of guaranty shall be two years from the date on which the Creditor effects advance money for the Debtor.

3.	The guaranty period for discount of commercial bill shall be two years from the date on which such bill expires.

4.
Where the Creditor and the Debtor come to an extension period agreement on the time limit for the debtor’s fulfillment of the debt regulated by the principal Agreement, the Guarantor shall continue to bear the guaranty responsibility.  The guaranty period shall be two years from the date on which the grace period expires.

5.
In case that the issues stated in the principal Agreement or any laws and regulations lead to the Principal Agreement is declared mature by the Creditor before the expiration date hereof, the guaranty period shall be two years from such declared maturity date.

Article 5	Undertakings of the Guarantor

1.	It has duly obtained legal and valid authorization to execute and perform this Agreement.

2.
The Guarantor shall be liable for true, complete and valid financial report, articles of association and other relevant documents and information and shall assist the Creditor to supervise and check the Guarantor’s operation and financial condition.

3.	In case that the Debtor fails to perform its obligations under the Principal Agreement, the Guarantor undertakes that it, of its own free will, will exercise the guaranty obligation.

4.	When the Guarantor fails to perform his guaranty obligation under this agreement, the Creditor is entitled to deduct relevant sum from any account of the Guarantor.

5.	The Guarantor shall notify the Creditor in writing immediately upon the occurrence of the following events:

(1)	Any change to company name, legal domicile, legal representative, contact or others;

(2)	Any change to the ownership, top management or any amendment to Memorandum and Article of Associations, or any adjustment to organizations for the Guarantor;

(3)	Deterioration of financial status, encountering great operation difficulties or involved in big litigation or arbitration issues.

(4)	Cease of production, cease of business, termination of business being applied bankruptcy or rectification;

(5)	Cancellation of business registration or revocation of business license, being closed down or other causes to be dissolved;

(6)	The Guarantor involved in any matters that will negatively affect the realization of creditor’s right of the Creditor.

6.	The Guarantor shall notify the Creditor 15 days in advance in a written form and obtain written consent from the Creditor before it undertakes any of the following actions:

(1)
The Guarantor changes its capital structure or operation mechanism, including but not limited to contracting, renting, remolding with the stock system, joint operation, merger, take-over, de-merger, joint venture, asset transfer, applying for cease of business for internal rectification purpose, applying for dissolution, applying for bankruptcy.

(2)
If the Guarantor provide guaranty for benefit of a third party’s debt or use its main capital directly or indirectly to set up mortgage or pledge guarantee for benefit of itself or a third party, and such is likely to negatively influence the Guarantor’s capacity to perform its obligations under this agreement.

Article 6	Performance of Guaranty Liability

1.
In case of any of the following circumstances, the Creditor is entitled to require the Guarantor to perform guaranty liability. If the amount paid by the Guarantor is insufficient to repay the guaranteed creditor’s right hereunder, then the Creditor is entitled to decide the priority to repay principal, interest, default interest, compound interest and other dues;

(1)
In case that the debt under the Principal Agreement is mature but the Creditor is not repaid. “Mature” includes that debt is mature in accordance with expiration date stipulated in the Principal Agreement and the debt is declared mature by the Creditor in accordance with the state laws and regulation as well as the provisions under the Principal Agreement which states that creditor’s right is expired earlier.

(2)	Bankruptcy application against the Debtor and Guarantor is accepted by the court or the bankruptcy reconciliation is ordered by the court;

(3)	cancellation of company registration, revocation of business license, being ordered to close down or occurrence of other causes of dissolution;

(4)	The Debtor or the Guarantor dies or is legally declared dead or missing by the court.

(5)	The Guarantor breaches its obligations hereof;

(6)	Other circumstances may adversely affect realization of the creditor’s right.

2.
Where there is security upon a real right concurrently set for the benefit of the guaranteed Principal Credit in addition to the guaranty hereunder, the Creditor is entitled to require the Guarantor to perform guaranty liability prior to the security upon a real right.

3.
Where the Debtor provides security upon a real right and the Creditor waives such security upon a real right or its priority or alters the security upon a real right, the Guarantor agrees to continue to provide guarantee with joint and several liabilities. “Security upon a real right” refers to security upon a real right set by the Debtor for the benefit of the guaranteed Principal Credit.

Article 7	Liability for Breach of Agreement

1.	After the Agreement taking effective, the Creditor shall compensate the Guarantor for any loss caused to the Guarantor resulting from its breach of Agreement.

2.
If any of circumstances happens to the Guarantor, the Guarantor shall pay liquidated damages to the Creditor according to _/__% of the amount of creditor’s right of the agreement, in addition to compensate all the losses caused to the Creditor:

1)	The Guarantor fails to obtain all the legal and valid authorization necessary for this Agreement;

2)	The Guarantor fails to provide financial statement, articles of association and other documents or information which are true, complete and valid;

3)	The Guarantor fails to notice the Creditor promptly in case any circumstance under section 5 of Article 5 happens.

4)	The Guarantor fails to obtain consent from the Creditor prior to its implementation of any circumstance under section 6 of Article 5.

5)	Other circumstances that breach provisions hereof or adversely affect the Creditor to realize its creditor’s right.

Article 8	Solutions to Conflicts

Any conflicts arising from the performance of this Agreement shall be settled through the negotiation by both parties, or resolved through the first of the following ways:

1.	Litigation. Any litigation shall be subject to the jurisdiction of the people’s court in the Creditor’s domicile location.

2.	Arbitration. The conflicts shall be submitted to ___/___ (full name of arbitral institution) and resolved in accordance with its applicable rules.

During the period of litigation or arbitration, the other clauses not in dispute shall be performed continuously.

Article 9	Other Issues

No.1: The Guarantor has received the Principal Agreement as well as read and understood it.

No.2:  ____/___

Article 10	Execution of the Agreement

The agreement will come into effectiveness upon the signature or stamp by both sides.

Article 11	This agreement is executed in THREE originals, and each party holds ONE with the same legal effectiveness.

Article 12	Note

The creditor has required the Guarantor to understand every single clause fully and accurately; meanwhile, the creditor has explained the relevant articles upon the Guarantor’s request; thus, both parties have achieved common understanding as of this agreement.

Creditor:

             (Seal)

Legal Representative

/Authorized Representative: [illegible]

Guarantor: Henan Shuncheng Group Coal Coke Co., Ltd

(Seal)

Legal Representative/Authorized Representative: /s/ Wang Xinshun

Guarantor : Wang Haiyu /s/ Wang Haiyu

Execution Date: 10 February, 2010

Execution Place: Agricultural Bank of China, Linzhou Branch